EXHIBIT (p)(3)

CODE OF ETHICS

PARAMETRIC PORTFOLIO ASSOCIATES, LLC

For Due Diligence Purposes

Confidential

Effective January 2, 2006 Revised December 1, 2013

INTRODUCTION

Parametric Portfolio Associates, LLC (“Parametric”) is a global asset management firm offering a broad range of investment strategies, each engineered to achieve the right blend of risk, cost and return. Our capabilities span U.S. and non-U.S. markets, as well as traditional and specialty asset classes. Parametric manages money for global institutions and individuals. Investment decisions are rules-based, scientific, mathematical, and pragmatic, using algorithmic formulas and computer-optimized decision making. They are based on pre-set rules and guidelines, and are free of forecasts or market predictions. Parametric takes a quantitative investment approach and does not generally include fundamental analysis in its portfolio construction process. Clients and investors may access our strategies through a number of structures, including separate accounts, mutual funds, and other pooled vehicles.

The Parametric Code of Ethics (“Code”) is based on the principle that, as an officer, director, employee and/or independent contractor of Parametric (collectively, “Access Persons” and/or “Employees”), you (i) owe a fiduciary duty to the shareholders of the registered investment companies (the “Funds”) and all other accounts (“Clients”) for which Parametric serves as an adviser or sub-adviser, (ii) must comply with all applicable laws, rules and regulations, and (iii) must act at all times with integrity, competence, diligence, respect and in an ethical manner. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our advisory clients, or which violate Federal law. At all times, you must:

1.

Place the interests of our advisory clients first. As a fiduciary, you must avoid serving your own personal interests ahead of the interests of our Clients. You may not cause a Client to take action, or not to take action, for your personal benefit rather than the benefit of the Client. For example, you would violate this Code if you caused a Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you make (or participate in making) recommendations regarding the purchase or sale of Securities by any Client, or provide information or advice to such an employee, or have access to or obtain information regarding such recommendations, or help execute recommendations, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Client without first considering the Security as an investment for the Client.

2.

Conduct all of your personal Securities transactions in full compliance with this Code, Federal law and the Parametric Insider Trading Policy. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the Parametric Insider Trading Policy, which is attached to this Code as Appendix I.

3.

Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with

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Parametric directly or on behalf of a Client could raise questions about the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved in the Client’s best interest, and not your own personal interest.

Parametric’s fiduciary obligation is not exclusive to the information provided in this Code. Please refer to Parametric’s Compliance Manual for additional information on Parametric’s fiduciary responsibilities.

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TABLE OF CONTENTS

STANDARDS OF PROFESSIONAL CONDUCT

5

PROFESSIONALISM

5

DUTIES TO CLIENTS

5

DUTIES TO PARAMETRIC

6

INVESTMENT ADVISORY SERVICES

6

PERSONAL SECURITIES TRANSACTIONS

6

TRADING IN GENERAL

6

BENEFICIAL OWNERSHIP

7

USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

7

SECURITIES

8

EXEMPT SECURITIES

8

EXEMPT TRANSACTIONS

9

PERMITTED TRANSACTIONS

9

PROHIBITED PRACTICES

10

CAUTION

11

PRE-CLEARANCE PROCEDURES

11

PRIVATE PLACEMENTS

12

REPORTING

12

REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

12

INITIAL, QUARTERLY AND ANNUAL REPORTS

12

OUTSIDE BUSINESS ACTIVITIES

12

FIDUCIARY DUTIES

13

CONFLICTS OF INTEREST

13

GIFTS, MEALS & ENTERTAINMENT

13

POLITICAL CONTRIBUTIONS

15

COMPLIANCE

15

CERTIFICATE OF RECEIPT

15

ANNUAL CERTIFICATE OF COMPLIANCE

15

REMEDIAL ACTIONS

15

REPORTS TO MANAGEMENT AND TRUSTEES

16

REPORTS OF SIGNIFICANT REMEDIAL ACTION

16

ANNUAL REPORTS

16

THE FOLLOWING APPENDICES ARE ATTACHED AND ARE NOT A PART OF THIS CODE:

I.

 PARAMETRIC INSIDER TRADING POLICY AND PROCEDURES

17

II.

 FORM FOR ACKNOWLEDGEMENT OF RECEIPT OF THIS CODE

23

III.

 FORM FOR INITIAL REPORT OF OUTSIDE BUSINESS ACTIVITIES, PERSONAL INVESTMENT ACCOUNTS, OTHER HOLDINGS, RELATED PERSONS IN SECURITIES INDUSTRY AND CONFLICT(S) OF INTEREST  24

IV.

 FORM FOR OUTSIDE BUSINESS ACTIVITY NOTIFICATION

26

V.

FORM FOR EATON VANCE CORP. NON-VOTING COMMON STOCK PERSONAL SECURITIES TRANSACTION PRE-APPROVAL REQUEST  28

Questions regarding this Code should be addressed to Compliance.

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STANDARDS OF PROFESSIONAL CONDUCT

Parametric is committed to setting the highest ethical standards with regard to the professional conduct of its employees. Parametric has adopted the following standards to promote an environment committed to ethical and professional excellence. By adhering to these standards and the Code, Access Persons will enable Parametric to develop and maintain the valued trust and confidence of its clients and prospective clients.

Professionalism

As an Access Person, you must understand and comply with all applicable laws, rules and regulations of any government, regulatory organization, licensing agency or professional organization governing its professional conduct. In the event that rules conflict, you should adhere to the more conservative standard. You must not knowingly participate or assist in any violation of such laws, rules or regulations. You are obligated to promptly report to your manager or the Chief Compliance Officer (“CCO”) any suspected illegal or fraudulent activity involving any Access Person or client.

You must use reasonable care and judgment to achieve and maintain independence and objectivity in your professional activities. You must not offer, solicit or accept anything of value that could reasonably be expected to compromise your independence and objectivity.

You must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions or other professional activities.

You must not engage in any professional conduct involving dishonesty, fraud or deceit or commit any act that reflects adversely on you or Parametric’s reputation, integrity or competence.

You must not misrepresent or exaggerate your title, professional designations, if any, and your responsibilities as an employee of Parametric.

You must maintain and improve your professional competence and strive to improve the competence of other employees to better serve Parametric and its clients.

Duties to Clients

All Access Persons have a duty of loyalty to each client and must act with reasonable care and exercise prudent judgment. You must deal fairly and objectively with all clients when providing investment advisory services or engaging in other professional activities.

You must understand a client’s investment experience, risk and return objectives and financial constraints prior to making investment recommendations or actions on their behalf. You must determine that investments are suitable and in accordance with client investment guidelines and restrictions.

You must make reasonable efforts to ensure that investment performance provided to clients is fair, accurate and complete.

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You must keep information about current, former and prospective client confidential unless the client has permitted the disclosure of such information, the disclosure is required by law or the information concerns illegal activity on the part of the client.

Duties to Parametric

As an employee, you must act for the benefit of Parametric and not deprive it of your skills and abilities, divulge confidential information or otherwise cause it harm.

You must avoid conflicts of interest between you and Parametric. You must obtain written consent approving the receipt of any outside compensation.

You must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations and the Code, and promptly report any potential violation to your manager or the CCO.

Investment Advisory Services

You must exercise diligence, independence and thoroughness when analyzing investments, making investment recommendations and taking investment actions. Further, you must have a reasonable and adequate basis, supported by appropriate research, for any investment analysis, recommendation or action taken.

You must disclose to clients and prospective clients the investment processes used to analyze investments, select securities, and construct portfolios. You must use reasonable judgment in identifying factors important to your investment analyses, recommendations or actions and disclose them to clients and prospective clients. You must distinguish between fact and opinion when presenting investment analysis and recommendations.

You must develop and maintain appropriate records to support the investment advisory services performed and communications provided to clients and prospective clients.

You must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

PERSONAL SECURITIES TRANSACTIONS

The following guidelines and restrictions will be enforced unless otherwise individually exempted or pre-approved in writing by Compliance.

Trading in General

You may not engage, and you may not permit any other person or entity to engage, in the purchase or sale of any non-exempt Security (as defined below) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt or Permitted Transaction (as defined below), and you have fully complied with this policy. In all cases, transactions in non-exempt Securities must be entered as same-day orders.

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Beneficial Ownership

The Code governs any account over which you have discretionary authority and any Security of which you have direct or indirect Beneficial Ownership, including trusts, partnerships, or retirement plans. For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the “Exchange Act”).

Beneficial Ownership includes any account in which you have or share a direct or indirect Pecuniary Interest. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:

1.

Securities held by a family member or significant other with whom you share your primary residence. This applies to Securities held by spouses and domestic partners, as well as children, parents, other relatives, or other individuals or entities over which you have control or trading authority.

2.

Your interest as a general partner in Securities held by a general or limited partnership.

3.

Your interest as a manager-member in Securities held by a limited liability company.

You do not have Beneficial Ownership of a corporation, partnership, limited liability company, or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have shared investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.

Your ownership of Securities as a trustee in which either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.

Your ownership of a vested beneficial interest in a trust.

3.

Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Use of Broker-Dealers and Brokerage Accounts

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer. All accounts must be with a broker on the list of approved brokerage firms, unless you have received prior approval from Compliance.

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Securities

The following are Securities:

Any note, stock, treasury stock, bond, debenture, closed-end fund, exchange-traded fund (ETF), evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, and futures and options on commodities, traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

Exempt Securities

The following Securities are exempt from all provisions of this code (“Exempt Securities”):

1.

Direct obligations of the Government of the United States.

2.

Money market instruments, including Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements).

3.

Shares of registered open-end investment companies not traded on an exchange. However, Funds advised or sub-advised by Parametric are reportable Securities.

4.

Shares of money market funds.

5.

Shares of a unit investment trust if the unit investment trust is invested exclusively in mutual funds that are unaffiliated with Parametric and/or Eaton Vance.

6.

Cash settled options.

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Exempt Transactions

The following transactions are exempt from all provisions of this Code (“Exempt Transactions”):

1.

Any transaction of Securities that is non-volitional by the Access Person, including purchases or sales of Securities in which such Access Person has no advance knowledge of the transaction.

2.

Transactions effected pursuant to an automatic investment plan, such as adividend reinvestment plan (DRP, DRIPS) or similar monthly investment program.

3.

Transactions effected by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

4.

Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.

Investments in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986 (529 Plans).

6.

Purchases or sales of Securities and options received as compensation from an employer or through an Employee Stock Purchase Plan (ESPP).

7.

Such other specific transactions as may be exempted from time to time by Compliance on a case by case basis when no abuse is involved.

Permitted Transactions

The following categories of transactions are considered de minimis to Parametric Client trading activities and are generally permitted. Permitted transactions do not require pre-clearance approval but are subject to the reporting and holding requirements of this Code.

1.

Purchases or sales of up to $100,000 per day per issuer of fixed-income Securities.

2.

Purchases or sales of up to $50,000 per day per name of exchange-traded funds, registered open-end investment companies traded on an exchange, and similar instruments.

3.

Purchases or sales of up to $50,000 per day per issuer for issuers with a market cap value greater than $3 billion (at time of transaction).

4.

Purchases or sales of up to $10,000 per day per issuer for issuers with a market cap value less than $3 billion (at time of transaction).

5.

Derivatives to the extent that the trading equivalent limitations included above are enforced. For options, transaction value shall be based on the equitable number of

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underlying shares and the strike price, and market cap value shall be determined by the value of the underlying Security at the time of purchase. All other derivatives transactions, including futures and swaps, must be pre-cleared. Using a derivative instrument to circumvent a restriction in the Code of Ethics is prohibited. For example, selling a deep in-the-money call for the purpose of avoiding the 60 day hold period is prohibited.

6.

Short sales of equities to the extent that the above trading equivalent limitations  are enforced.

7.

Purchases or sales of EV stock so long as you have obtained written pre-approval from the Treasurer of Eaton Vance Corp., or designee. The form for requesting approval is attached to this Code as Appendix V.

Prohibited Practices

The following practices are explicitly prohibited by Parametric Access Persons at all times:

1.

Front Running. “Front Running” is the practice of taking a position or effecting the purchase or sale of Securities for personal benefit based on non-public information regarding an impending transaction in the same, or equivalent, Security.

Example: A Portfolio Manager mentions that Parametric is selling all of its holdings of Company X and you know that the large trade will negatively affect the stock, so you put in a personal order to sell your shares of Company X before the Parametric position is sent to the market.

2.

Initiating or recommending a Client transaction that benefits you more than the Client. For example, you may not trade in or recommend a Security for a Client in order to support or enhance the price of the same or similar Security in your personal account. Because your responsibility is to put your Client’s interests ahead of your own, you may not delay taking appropriate action for a Client in order to avoid potential adverse consequences in your personal account.

3.

Trading on changes in the Eaton Vance Monitored Stock List (“MSL”) Ratings. Notwithstanding the Exempt Transactions listed above, if you are a Portfolio Manager who utilizes or has access to the MSL list, you may not purchase or sell any Security until the seventh (7th) day after any change in the rating of that Security in the MSL (i) from 1, 2 or 3 to 4 or 5, or (ii) from 3, 4 or 5 to 1 or 2, in each case to provide sufficient time for Client transactions in that Security prior to personal transactions in that Security.

4.

Acquiring Beneficial Ownership of any Securities in an initial public offering (IPO) (as defined in Rule 17j-1). Although generally not permitted, rare exceptions may be submitted to Compliance for consideration and must be pre-approved.

5.

Short-term trading of Securities. An employee may not sell a Security until at least 60 calendar days after the most recent purchase trade date. An employee may not repurchase a Security until at least 60 calendar days after the most recent sale trade

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date. You may not trade partial positions or use FIFO principles to enter into or trade out of positions of the same Security. This applies to short-term gains and losses, and includes derivative and shorting transactions. Options and futures transactions may not be exercised, renewed, or closed out within 60 days of the initiation of the contract. Written Compliance approval for personal emergencies may be granted on an exception basis.

6.

Transactions in, or the exercise of, derivatives or other Security positions which may independently cause a violation of any allowable personal trading activities.

7.

Orders that are open for longer than one trading day (i.e., Good-till-cancelled (GTC) and other carry-over orders).

8.

Owning more than 2% of the outstanding shares of any one company without written pre-approval.

9.

Transactions in Securities when you know that a same-day proprietary model and/or third-party investment manager model trade will occur.

10.

Membership in an investment club.

Due to the volume and scope of Securities transactions within Client portfolios and the unpredictable nature of optimization-driven trading, the possibility exists that personal transactions will occur in the same or opposite direction of Client transactions. A personal transaction in the same direction as a Client trade, or in the opposite direction after a Client trade, is not necessarily a violation of the Code of Ethics unless you knew that the Client trade would occur.

CAUTION

Personal trading is a privilege granted by Parametric and not a right of employment. All personal trading is subject to review, especially when done in excess. Please be aware that, if deemed appropriate, you may be prohibited from trading in any position at any time. The restricted list currently applicable to certain Securities may be expanded without advance notice upon Compliance’s directive to include additional employees and/or other Securities. Accordingly, you may transact in Securities in an exempt category or hold positions previously unrestricted and be unable to take profits or losses at an opportune time.

Pre-clearance Procedures

If a Securities transaction requires pre-clearance, Securities may be purchased or sold only if you have submitted a written request to Compliance for approval to make the purchase or sale. Compliance must provide written pre-approval, and this pre-approved transaction must be executed by the close of the market on the same trading day.

No Access Person should submit a pre-clearance request if the individual knows that such a transaction may be considered a violation of any other Code requirements including, but not limited to, blackout period restrictions, front running, and insider trading.

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Private Placements

You must pre-clear all private placement investments through the Compliance Science Personal Trading Control Center (“PTCC”). You may not acquire Beneficial Ownership of any Securities in a private placement (a limited offering as defined in Rule 17j-1), unless you have received prior approval from Compliance. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more advisory clients, and the opportunity to invest has not been offered to you by virtue of your position.

If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an advisory client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

REPORTING

Reporting of Transactions and Brokerage Accounts

You must promptly report all brokerage accounts and Securities transactions. To satisfy these requirements you must cause each registered broker-dealer which maintains an account for Securities of which you have Beneficial Ownership to provide to Compliance all securities holdings and transactions information (no less than quarterly) for the account. Reporting must include any transactions in Parametric managed registered funds including, but not limited to, Eaton Vance funds.

Initial, Quarterly and Annual Reports

You must disclose your holdings of all non-Exempt Securities of which you have Beneficial Ownership within 10 days of becoming an Access Person of Parametric and annually thereafter or as requested by Compliance. All information must be current within 45 days of your employment date. The form for this purpose is attached to this Code as Appendix III.

In addition to submitting Initial and Annual Holdings Reports, Access Persons shall submit to Compliance on a quarterly basis a Personal Transactions Certification within 30 days after each quarter-end or sooner as determined by Compliance.

Outside Business Activities

Certain relationships and activities may create a business-related conflict of interest or may be perceived as a potential conflict. Therefore, Access Persons are required to pre-clear in writing new outside activities through the Compliance Department whether or not they are financial or investment related. Compliance will consult with senior management regarding the permission of such activity. Although Parametric realizes that Access Persons may wish to perform volunteer work or serve on boards, even the appearance of a conflict may negatively affect Client relationships or possibly be in violation of the firm’s fiduciary responsibilities.

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Compliance will generally approve activities including, but not limited to:

•

board membership for a non-profit organization

•

non-financial related consulting engagements

•

serving as executive trustee or power of attorney for family and non-family members

Serving on the board of a publicly traded company is generally prohibited regardless of whether the company is also a Client. Participation on the board of a private company which has the ability to become or is currently a Client must be carefully reviewed for conflict of interest considerations and appropriate fire wall applications before pre-clearance may be granted.

New Access Persons must declare and have all outside activities approved by Compliance and their Department Manager within 10 days of their official date of employment. The pre-clearance form for this purpose is attached to this Code as Appendix IV, and may also be found on the Compliance Science PTCC or Parametric’s Intranet.

FIDUCIARY DUTIES

Conflicts of Interest

Parametric has a fiduciary obligation to act at all times in the best interests of its Clients. It is the responsibility of Parametric’s senior management in conjunction with Compliance to ensure the protection of Client assets. All policies and procedures are designed to identify real and potential conflicts of interest, and further manage these conflicts of interest. Conflicts of interest may arise when Parametric places its own interests or the interests of its affiliates ahead of its Clients’ interests, or when Parametric places the interests of certain Clients ahead of other Clients’ interests.

Conflicts of interest may arise for Access Persons as well. To identify and assess potential conflicts of interest, all Access Persons are required to make full and fair disclosure of any matter that could be expected to impair their independence and objectivity or interfere with their respective duties to clients and Parametric. Potential conflicts of interest include, but are not limited to, outside business activities, related persons employed in the securities industry, any sources of outside compensation, board membership, and any material relationships with public companies.

Gifts, Meals & Entertainment

As a Parametric Access Person, you are permitted, subject to the following conditions, to provide and accept gifts, meals and entertainment from Clients, prospective Clients, service providers, vendors, or any other third party that has a business relationship with the company (“Business Associates”). You are required to pre-clear the receipt and/or provision of all material gifts, meals and/or entertainment from or to a Business Associate through the Compliance Science PTCC.

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1.

Gifts

You may not accept gifts from or provide gifts to a Business Associate that exceeds, in aggregate, a total of $100 per year. The acceptance of cash and cash equivalents of any value is prohibited. You are required to promptly report to Compliance the receipt of any gifts that are not promotional items of nominal value (i.e., pens, key chains, coffee mugs, etc.) through PTCC. Upon review, Compliance may determine the receipt of a gift creates the appearance of impropriety and require its immediate return to the provider. You may not provide any non-promotional gifts to a Business Associate without pre-approval from Compliance through PTCC. Gifts to Clients and prospective Clients should be similarly reasonable. If there is a need for a gift in excess of $100, pre-clearance from both management and Compliance is required.

2.

Meals & Entertainment

You are permitted to accept business meals and entertainment, including but not limited to, sporting events, theater tickets, or art exhibits that are not excessive or frequent. The Business Associate providing the meal and/or entertainment must be present at the event; otherwise, it is considered a gift and is subject to the above gift restrictions. Entertainment must not be lavish or so excessive as to appear to unduly influence the judgment of you or the Business Associate, or otherwise appear improper. For example, you may not attend a high profile or limited-access event such as the Super Bowl, the Masters Golf Tournament, or the Academy Awards at the expense of a Business Associate. Spouses or other family members may not accept meals or entertainment provided by a Business Associate. However, you may pay for an additional individual to attend the event if desired. Any entertainment that is illegal, or may encourage inappropriate conduct, compromise the attendees, or reflect poorly on Parametric is strictly prohibited. You must obtain pre-approval from Compliance through PTCC prior to accepting entertainment from a Business Associate.

3.

Business Conferences

You must obtain written approval from your supervisor and Compliance prior to accepting entrance to or registration for a conference event provided at the expense of a Business Associate. When obtaining pre-clearance from Compliance, a copy of your supervisor’s written approval and a list of all included expenses must be provided.

4.

Government Employees and Officials

Certain state or other governmental agencies may have regulations which restrict or prohibit government employees or officials from receiving gifts or entertainment of any value. Accordingly, you must ensure the acceptability of any gift, meal, entertainment or travel to any local, state or federal government employee or official prior to the gifting or entertainment event. You must promptly report to Compliance any gift, meal, entertainment or travel received from any local, state or federal government employee or official, or any union related accounts.

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You are strongly encouraged to contact Compliance if you have any questions concerning the receipt or provision of any gifts, meals and/or entertainment from or to a Business Associate or a government employee or official.

Political Contributions

Pursuant to Rule 206(4)-5 of the Investment Advisers Act of 1940 and amended rules 204-2 and 206(4)-3, all Access Persons are subject to political contribution restrictions. That is, all political contributions must be pre-cleared by Eaton Vance Legal. Please refer to Parametric’s Compliance Manual for more details.

COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of the Code. A sample form for this purpose is attached to this Code as Appendix II. You may receive the same or a similar acknowledgement form for this purpose whenever the Code is amended.

Annual Certificate of Compliance

You are required to certify upon commencement of your employment or the effective date of this Code—whichever occurs later—and annually thereafter, that you have read and understand this Code and you recognize that you are subject to this Code.  Each annual certification will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership.

Remedial Actions

Any Access Person who is found to have violated any provision of this Code, including submission of incomplete, false or untimely reports, may be sanctioned. Parametric does not take violations of the Code of Ethics lightly. All violations of this Code will be treated with the highest level of scrutiny, weighing the regulatory and reputational risks as principal factors. All violations are subject to remedial actions. First time violations are not exempt from disciplinary action. Remedial actions will include a letter to your employee personnel file and other sanctions as determined by Compliance. If you violate requirements by executing a personal trade, you will be required to reverse the trade. If you buy the stock back at a higher price or sell the stock at a lower price, you will be responsible for all losses. If you buy back the stock at a lower price or sell the stock at a higher price, all profits must be donated to a mutually acceptable charity. In addition to these penalties, one or a combination of the following may occur if you violate this Code:

•

You may be restricted from all personal trading for a period of 3-24 months.

•

Your future bonuses and salary may be affected.

•

You may be subject to a substantial fine.

•

You may be demoted, suspended, or immediately terminated.

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All Code of Ethics documentation, reports, brokerage statements and other materials required under this Code will be retained for a minimum of five years following the end of the Access Person’s termination year.

REPORTS TO MANAGEMENT AND TRUSTEES

Reports of Significant Remedial Action

Parametric’s Chief Compliance Officer, or designee, will, on a timely basis, inform the management of Parametric and trustees of each Registered Investment Company advisory client of each material remedial action that was taken in response to a violation of this Code.

Annual Reports

Parametric’s Chief Compliance Officer, or designee, will report annually to the Executive Committee of Parametric and to the trustees of Registered Investment Company advisory clients with regard to efforts to ensure compliance by Access Persons of Parametric with their fiduciary obligations to our advisory clients.

The annual report will, at a minimum:

1.

Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

2.

Certify that Parametric has adopted procedures reasonably necessary to prevent all Access Persons from violating the Code.

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 APPENDIX  I

Parametric Insider Trading Policy and Procedures

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.

Policy Statement on Insider Trading

Parametric Portfolio Associates (“Parametric”) prohibits its officers, directors and employees from trading, either personally or on behalf of others (such as through mutual funds and private accounts managed by Parametric), on the basis of material, non-public information, or from communicating material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

The term "insider trading" is not defined in the federal securities laws, but it is generally used to refer to the use of material, non-public information to trade in Securities, or the communications of material, non-public information (by “tippers”) to others (“tippees”) in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)

trading by an insider, while in possession of material, non-public information;

(2)

trading by a non-insider, while in possession of material, non-public information, when the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3)

communicating material, non-public information to others in breach of a fiduciary duty.

This policy applies to every such officer, director and employee, and extends to activities within and outside their duties at Parametric. Every officer, director and employee must read and retain this policy statement.  Any questions regarding this policy statement and the related procedures set forth herein should be referred to Parametric Compliance.

Discussions regarding the elements of insider trading, the penalties for such unlawful conduct, and the procedures adopted by Parametric to implement its policy against insider trading that follow are not exhaustive. If you have a question about a particular circumstance, contact Compliance.

1.

TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of Parametric ("Covered Persons"), as well as to any transactions in any Securities participated in by family members, trusts or corporations controlled by such persons.  In particular, this Policy applies to Securities transactions by:

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the Covered Person's spouse;

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the Covered Person's minor children;

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any other relatives living in the Covered Person's household;

•

any civil union, domestic partnership or similar relationship;

•

a Trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the Trust;

•

a Trust as to which the Covered Person is a trustee;

•

a revocable Trust as to which the Covered Person is a settlor;

•

a corporation of which the Covered Person is an officer, director, or 10% or greater stockholder; or

•

a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

2.

WHAT IS MATERIAL INFORMATION?

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

•

dividend or earnings expectations;

•

write-downs or write-offs of assets;

•

additions to reserves for bad debts or contingent liabilities;

•

expansion or curtailment of company or major division operations;

•

proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;

•

new products or services;

•

exploratory, discovery or research developments;

•

criminal indictments, civil litigation or government investigations;

•

disputes with major suppliers or clients, or significant changes in the relationships with such parties;

•

labor disputes such as strikes or lockouts;

•

substantial changes in accounting methods;

•

major litigation developments;

•

major personnel changes;

•

debt service or liquidity problems;

•

bankruptcy or insolvency;

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extraordinary management developments;

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public offerings or private sales of debt or equity Securities;

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calls, redemptions or purchases of a company's own stock; and

•

issuer tender offers or recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's Securities, all of the company's Securities, the Securities of another company, or the Securities of several companies. Moreover, the resulting prohibition against the misuses of material information reaches all types of Securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that Security (such as a put, call or index Security).

Material information does not have to relate to a company's business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.

WHAT IS NON-PUBLIC INFORMATION?

“Non-public information” is information which has not been made generally available to investors. Information received in circumstances indicating that it is not yet in public circulation or where the recipient knows or should know that the information could only have been provided by an insider is also deemed non-public information.

In order for non-public information to become public information, it must be disseminated through recognized channels of distribution designed to reach the Securities marketplace.

To show that material information is public, you should be able to point to some fact verifying that the information has become generally available, such as disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed; but there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material, non-public information is not considered to be public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as non-public information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the inside information possessed by Parametric has yet to be publicly disclosed, the information is deemed non-public and may not be misused.

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Information Provided in Confidence.  Occasionally, one or more directors, officers or employees of Parametric may become temporary insiders because of a fiduciary or commercial relationship. For example, personnel at Parametric may become insiders when an external source, such as a company whose Securities are held by one or more of the accounts managed by Parametric, entrusts material, non-public information to Parametric’s portfolio managers or analysts with the expectation that the information will remain confidential.

As an insider, Parametric has a fiduciary responsibility not to breach the trust of the party that has communicated the material, non-public information by misusing that information. This fiduciary duty arises because Parametric has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not Parametric ultimately participates in the transaction.

Information Disclosed in Breach of a Duty.  Employees must be especially wary of material, non-public information disclosed in breach of an insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information in circumstances where a person knows, or should know, that an insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper tip that renders the recipient a tippee depends on whether the insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by an insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a “quid pro quo” from the recipient or the recipient's employer by a gift of the inside information.

A person may, depending on the circumstances, also become an insider or tippee when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties.

4.

IDENTIFYING MATERIAL INFORMATION

Before an employee trades for his or herself or others, including investment companies or private accounts managed by Parametric, in the Securities of a company about which he or she may have potential material, non-public information, the employee must ask the following questions:

i.

Is this information that an investor could consider important in making his or her investment decisions?  Is this information that could substantially affect the market price of the Securities if generally disclosed?

ii.

To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which Parametric and/or its personnel could be subject, any director, officer and/or employee uncertain as to whether the

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information he or she possesses is material, non-public information should immediately take the following steps:

i.

Report the matter immediately to Compliance;

ii.

Do not purchase or sell the Securities on behalf of yourself or others, including investment companies or private accounts managed by Parametric; and

iii.

Do not communicate the information inside or outside Parametric, other than to Compliance.

After Compliance has reviewed the issue, the employee will be instructed as to immediate and future trading abilities.

5.

PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•

termination;

•

civil injunctions;

•

treble damages;

•

disgorgement of profits;

•

prison sentences;

•

fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•

fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

SECTION II.

PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.

Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to assist employees in avoiding insider trading, and to assist Parametric in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Parametric must comply with these procedures or risk serious sanctions, including termination.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1.

No employee who obtains material, non-public information which relates to any other

company or entity in circumstances in which such person is deemed to be an insider, or is   otherwise subject to restrictions under the federal Securities laws, may buy or sell

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Securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

2.

No employee shall engage in a Securities transaction with respect to any Securities of any other company, except in accordance with the specific procedures set forth in Parametric’s Code of Ethics.

3.

Employees shall submit reports concerning each Securities transaction and verify their personal ownership of Securities in accordance with the procedures set forth in the Code of Ethics.

4.

Even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties. Employees should not discuss any potentially material, non-public information except as specifically required in the performance of their duties and in compliance with these policies and procedures.

B.

Fire Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of inside information1. Care should be taken so that such information is handled in a secure manner. For example, files containing material, non-public information should be sealed and access to computer files containing material, non-public information should be restricted.

C.

Resolving Issues Concerning Insider Trading

The federal securities laws, including the U.S. laws governing insider trading, are complex1. If you have any doubts or questions as to the materiality or non-public nature of information in your possession, or as to any of the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact Compliance. Until advised to the contrary by Compliance, you should presume that the information is material and non-public, and you should not trade in the Securities or disclose the information to anyone.

The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic Securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

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Sample Form

APPENDIX  II

PARAMETRIC

DOCUMENT ACKNOWLEDGMENT AND AGREEMENT

This is to acknowledge that I have received copies of the Parametric:

Compliance Manual for Parametric Employees

and

Parametric Employee Code of Ethics

I understand and agree that it is my responsibility to read, understand and familiarize myself with the provisions of these documents, including the section on Insider Trading.

Employee Signature:

________________________________________________

Employee Name (please print):

________________________________________________

Date:

_________________________

INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the Parametric Code of Ethics and Insider Trading Policy and Procedures.  Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code.  I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.  I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Employee Signature:

________________________________________________

Employee Name (please print):

________________________________________________

Date:

_________________________

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Sample Form

APPENDIX  III

PARAMETRIC

OUTSIDE BUSINESS ACTIVITIES, PERSONAL INVESTMENT ACCOUNTS, OTHER HOLDINGS, RELATED PERSONS IN SECURITIES INDUSTRY AND CONFLICT(S) OF INTEREST FORM

Form, with any attachments, is due to the

Compliance Department within 10 calendar days of hire.

NAME: ______________________________________________________________________________

(Print)

In accordance with the Firm’s Code of Ethics, I hereby report the following information:

Outside Business Activities (includes outside employment, sitting on a board of directors, etc.):

______ No, I am not engaged in any outside business activities.

______ Yes, I am engaged in one or more outside business activities. Please complete a separate “Outside Business

Activity Acknowledgement” (attached) for each activity if you checked “yes”.

Personal Investment Accounts (includes affiliated and outside brokerage accounts):

Remember to notify the Compliance Department in writing before you open any new personal investment accounts.

______ No, I do not have any personal investment accounts.

______ Yes, I have the personal investment accounts listed below. Attached is a copy of the most recent account

  statement for each account OR a list of my current holdings in each account. (If the space provided is not   sufficient to list all of your accounts, please attach a sheet with the additional accounts.)

Account #

Account Name

Relationship

Firm Name

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

____________

_________________________________

____________

____________________________

List of Holdings Not Reflected on Brokerage Statements (i.e. held physically, not book entry):

______ No, I do not have any outside holdings.

______ Yes, I have outside holdings as listed below. (If the space provided is not sufficient to list all of your holdings, please attach a sheet with the additional holdings.)

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Names of Related Persons Employed in the Securities Industry:

Do you have any related persons (spouses, parents, children or siblings by lineage or marriage) in the securities industry?

______ No, I do not have any related persons in the securities industry.

______ Yes, I do have related persons in the securities industry as listed below. Please include name of each person,   their employing firm, position and relationship to you. (If the space provided is not sufficient to list all of   your related persons, please attach a sheet with the additional persons.)

______________________________________________________________________________________

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______________________________________________________________________________________

______________________________________________________________________________________

Conflict(s) of Interest:

A conflict of interest occurs when the personal interests of an employee interfere or could potentially interfere with his/her responsibilities to the Firm and its clients. The Firm needs to “inventory” potential conflicts of interest that could affect clients, proxy voting, etc.

For example, any key relationships you have with public companies as well as personal relationships with officers and directors or the immediate family of a publicly traded company should be included as a conflict of interest. This is to determine potential material conflicts of interest related to possible proxy voting issues, ADV disclosure items, etc. Examples of relationships are a family, business, or strong personal relationship, such as vacationing with the President of a public company.

______ No, I do not have any conflicts of interest.

______ Yes, I have one or more conflicts of interest as described below. (If the space provided is not sufficient to list all of your conflicts of interest, please attach a sheet with the additional conflicts.)

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Certification:

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to notify the Compliance Department promptly if I open any new personal accounts and/or if any information on this form changes.

_____________________________________

__________________

Signature

Date

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Sample Form

APPENDIX  IV

PARAMETRIC

OUTSIDE BUSINESS ACTIVITY NOTIFICATION

TO: FROM: FIRM:	Compliance Department	Form, with any attachments, is due within 10 calendar days of hire. Thereafter, notification must be submitted and approval obtained prior to engaging in any outside activity
(Print Name)
(Print)

I understand that Firm policy requires that I obtain acknowledgement from my employer regarding my outside business activities and/or receipt of compensation from outside person(s) or entity/entities. I have familiarized myself with and agree to abide by Firm policy and hereby submit this notice (and applicable attachments).

1.

Name of company/entity _____________________________________________________________________

2.

Check appropriate category:

_______ Sole proprietorship

_______ Family business or enterprise

_______ Privately held corporation

_______ Publicly held corporation

         (If checked, where traded?

         ______________________ )

_______ Partnership

         (If checked, attach partnership agreement

         and list of all partners and their business

         affiliates.)

_______ Non-investment-related activity that is

        exclusively charitable, civic, religious

        or fraternal and is recognized as tax

        exempt

_______ Municipal or political entity

_______ Bank or financial institution

_______ Broker-dealer, investment advisory or other

               securities-related business

         (If checked, is the entity registered with:

         _______ FINRA    _______ SEC

         _______ Other (please specify)

         ________________________________

         _______ Not registered)

3.

Starting Date with the company/entity __________________________________________________________

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4.

Nature of business __________________________________________________________________________

5.

Location (city and state) ______________________________________________________________________

6.

Amount of investment $ ______________________________________________________________________

7.

Degree of ownership _______________________________________________________________________%

8.

Capacity in which I will be involved (check all that apply)

_______ Employee

_______ Officer

_______ Director or Trustee

_______ Owner

_______ Passive

_______ Active

_______ Elected Official (such as school board or other political office)

_______ Consultant

_______ Other _____________________________________________________________________________

9.

Briefly describe your duties ___________________________________________________________________

__________________________________________________________________________________________

10.

Term of office or projected period of involvement _________________________________________________

11.

How much time will be devoted to this activity? __________________________________________________

12.

Amount of compensation (fees, commissions, etc.) if any ___________________________________________

__________________________________________________________________________________________

13.

Will it be necessary to be absent from the office during normal business hours on behalf of this activity?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

14.

Are you aware of any potential conflicts of interest your involvement in this activity may pose?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

15.

Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identifies in item #1 above?

_______ Yes

  _______ No

If yes, please explain ________________________________________________________________________

16.

Does the entity identified in item #1 above maintain securities account(s) and/or business relationship(s) with the Firm and/or any related/affiliated companies that you are aware of?

_______ Yes

  _______ No

If yes, Account #(s) _____________________

Investment Executive(s) ______________________________

Business relationship(s) ______________________________________________________________________

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge. In addition, I agree to promptly notify the Firm of any material changes to this information by amending this form.

_______________________________________________

____________________________________

Employee Signature

Date

_______________________________________________

____________________________________

Department Manager Signature

Date

_______________________________________________

____________________________________

Compliance Department Signature

Date

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Sample Form

APPENDIX  V

Eaton Vance Corp. non-voting Common Stock

Personal Securities Transaction Pre-Approval Request

Employee Name

Department

Covered Account1 Name & A/C #

No. of Shares/ Aggregate Par Value

Buy/Sell/Other

***If sale, enter purchase or acquisition date of security

Approved by

Date

Chief Financial Officer (required for securities issued by Eaton Vance)

Approval Expires at Close of Business on       .

***MUST BE COMPLETED IF SELLING STOCK

Send completed form to evstockapproval@eatonvance.com and copy PPA-Compliance@paraport.com.

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